EXHIBIT 99.1

 Conn's, Inc. Reports Earnings for the Quarter and Year Ended January 31, 2007

     BEAUMONT, Texas--(BUSINESS WIRE)--March 29, 2007--Conn's, Inc. (NASDAQ/NM:CONN), a specialty retailer of home appliances, consumer electronics, computers, mattresses, furniture and lawn and garden products, today announced earnings results for the quarter and year ended January 31, 2007.

     Net income for the fourth fiscal quarter decreased 1.0% to $12.7 million compared with $12.8 million for the fourth quarter of last year. Diluted earnings per share available for common stockholders were $0.52 compared with $0.52 for the fourth quarter of last year. Total revenues for the quarter ended January 31, 2007 increased 3.2% to $212.6 million compared with $206.1 million for the quarter ended January 31, 2006. This increase in revenue included increases in "Finance charges and other" of $2.2 million, or 10.3%, and an increase in net sales of $4.3 million, or 2.3%. Same store sales (revenues earned in stores operated for the entirety of both periods) decreased 2.2% for the fourth quarter of fiscal 2007. As previously disclosed, the same store sales increase for the quarter ending January 31, 2006 of 22.6% was positively impacted 700 to 900 basis points by hurricanes Katrina and Rita.

     Net income for the year ended January 31, 2007 decreased 1.9% to $40.3 million compared with $41.1 million for the prior year. Diluted earnings per share available for common stockholders for the year ended January 31, 2007 were $1.66 compared with $1.71 for last year. Total revenues for the year ended January 31, 2007 increased 8.5% to $760.7 million compared with $701.1 million for the year ended January 31, 2006. This increase in revenue included net sales increases of $56.2 million, or 9.1%, and increases in "Finance charges and other" of $3.3 million, or 4.1%. Same store sales (revenues earned in stores operated for the entirety of both periods) increased 3.6% for fiscal 2007.

     Credit portfolio performance improved as delinquencies and credit loss rates were lower as compared to the third quarter of this year and continued to show improvement in the first month of fiscal 2008. Delinquencies also improved relative to year over year results. The credit loss rate was consistent for the quarter and higher for the year when compared to corresponding periods of the prior year. More information on the credit portfolio and its performance may be found in a table included with this press release and in the Company's filing with the Securities and Exchange Commission on Form 10-K which will be filed later today.

     "Considering the tough comps and the challenge to our credit operations, both of which were brought on by the effects of the storms in 2005, we really had a good year," said Thomas J. Frank, Sr., the Company's Chairman and CEO. "The storms affected overall operating results last year positively and this year negatively. If you averaged the performance of the two years together, you get same store sales growth of over 10% a year and earnings growth of over 15% a year. And we finished the year strong."

     As part of the previously announced stock repurchase plan, the company repurchased 168,000 shares of common stock during the year ended January 31, 2007 and an additional 101,000 shares through March 26, 2007. The Company intends to continue repurchasing shares up to the authorized limit of $50 million dependent upon market conditions and share price.

     During the fiscal year ended January 31, 2007, the Company opened six new stores, three in its Houston market, one in San Antonio and two in the Dallas/Fort Worth market, bringing the total store count to 62. The Company expects to open 6 to 8 new stores in the coming year.

     EPS Guidance

     Today, the Company announced its guidance for its fiscal year 2008 (the year ending January 31, 2008) of earnings per diluted share in a range of $1.75 to $1.85.

     Conference Call Information

     Conn's, Inc. will host a conference call and audio webcast today, March 29, 2007, at 10:00 AM, CDT, to discuss financial results for the quarter and year ended January 31, 2007. The webcast will be available live at www.conns.com and will be archived for one year. Participants can join the call by dialing 800-811-8824 or 913-981-4903.

     About Conn's, Inc.

     The Company is a specialty retailer currently operating 62 retail locations in Texas and Louisiana: twenty one stores in the Houston area, fourteen in the Dallas/Fort Worth Metroplex, nine in San Antonio, five in Austin, four in Southeast Texas, one in Corpus Christi, two in South Texas and six stores in Louisiana. It sells major home appliances, including refrigerators, freezers, washers, dryers and ranges, and a variety of consumer electronics, including projection, plasma, DLP and LCD televisions, camcorders, computers and computer peripherals, DVD players (both standard and high definition), portable audio and home theater products. The Company also sells lawn and garden products, furniture and mattresses, and continues to introduce additional product categories for the home to help respond to its customers' product needs and to increase same store sales.

     Unlike many of its competitors, the Company provides flexible in-house credit options for its customers. Historically, it has financed, on average, approximately 58% of retail sales. Customer receivables are financed substantially through an asset-backed securitization facility, from which the Company derives servicing fee income and interest income. The Company transfers receivables, consisting of retail installment contracts and revolving accounts for credit extended to its customers, to a qualifying special purpose entity in exchange for cash and subordinated securities represented by asset-backed and variable funding notes issued to third parties.

     This press release contains forward-looking statements that involve risks and uncertainties. Such forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "could," "estimate," "should," "anticipate," or "believe," or the negative thereof or variations thereon or similar terminology. Although the Company believes that the expectations reflected in such forward-looking statements will prove to be correct, the Company can give no assurance that such expectations will prove to be correct. The actual future performance of the Company could differ materially from such statements. Factors that could cause or contribute to such differences include, but are not limited to: the Company's growth strategy and plans regarding opening new stores and entering new markets; the Company's intention to update or expand existing stores; the Company's estimated capital expenditures and costs related to the opening of new stores or the update or expansion of existing stores; the Company's cash flow from operations, borrowings from its revolving line of credit and proceeds from securitizations to fund operations, debt repayment and expansion; growth trends and projected sales in the home appliance and consumer electronics industry and the Company's ability to capitalize on such growth; relationships with the Company's key suppliers; the results of the Company's litigation; interest rates; weather conditions in the Company's markets; delinquency and loss trends in the sold receivables portfolio; changes in the Company's stock price; and the actual number of shares of common stock outstanding. Further information on these risk factors is included in the Company's filings with the Securities and Exchange Commission, including the Company's annual report on Form 10-K which will be filed later today. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.


                             Conn's, Inc.
           CONDENSED, CONSOLIDATED STATEMENTS OF OPERATIONS

              (in thousands, except earnings per share)

                               Three Months Ended      Year Ended
                                   January 31,         January 31,
                               ------------------- -------------------

                                 2006      2007      2006      2007
                               --------- --------- --------- ---------

Revenues
  Total net sales              $184,887  $189,205  $620,738  $676,937
  Finance charges and other      21,193    23,367    80,410    83,720
                               --------- --------- --------- ---------
    Total revenues              206,080   212,572   701,148   760,657

Cost and expenses
  Cost of goods sold,
   including warehousing and
   occupancy costs              133,544   139,238   448,064   495,350
  Cost of parts sold,
   including warehousing and
   occupancy costs                1,515     1,997     5,310     6,785
  Selling, general and
   administrative expense        50,887    51,118   182,728   195,908
  Provision for bad debts           471       517     1,133     1,476
                               --------- --------- --------- ---------

    Total cost and expenses     186,417   192,870   637,235   699,519
                               --------- --------- --------- ---------

Operating income                 19,663    19,702    63,913    61,138
Interest (income) expense, net      (88)     (164)      400      (676)
Other (income) expense, net          62         1        69      (772)
                               --------- --------- --------- ---------

Income before income taxes       19,689    19,865    63,444    62,586

Total provision for income
 taxes                            6,902     7,201    22,341    22,275
                               --------- --------- --------- ---------

Net income                      $12,787   $12,664   $41,103   $40,311
                               ========= ========= ========= =========

Earnings per share
  Basic                           $0.54     $0.53     $1.76     $1.70
  Diluted                         $0.52     $0.52     $1.71     $1.66
Average common shares
 outstanding
  Basic                          23,523    23,680    23,412    23,663
  Diluted                        24,532    24,204    24,088    24,289


                             Conn's, Inc.
                CONDENSED, CONSOLIDATED BALANCE SHEETS
                            (in thousands)

                                                     January 31,
                                               -----------------------
                                                  2006        2007
                                               ----------- -----------

                    Assets
Current assets
  Cash and cash equivalents                       $45,176     $56,570
  Interests in securitized assets and accounts
   receivable, net                                166,186     168,296
  Inventories                                      73,987      87,098
  Deferred income taxes                                 -         551
  Prepaid expenses and other assets                 4,004       5,247
                                               ----------- -----------
    Total current assets                          289,353     317,762
Non-current deferred income tax asset               1,561       2,920
Total property and equipment, net                  54,826      59,440
Goodwill and other assets, net                      9,877       9,825
                                               ----------- -----------
     Total assets                                $355,617    $389,947
                                               =========== ===========
     Liabilities and Stockholders' Equity
Current Liabilities
  Notes payable                                        $-          $-
  Current portion of long-term debt                   136         110
  Accounts payable                                 44,282      54,045
  Accrued compensation and related expenses        18,847       9,234
  Accrued expenses                                 17,380      20,424
  Other current liabilities                        18,635      13,209
                                               ----------- -----------
    Total current liabilities                      99,280      97,022
Long-term debt                                          -          88
Deferred gain on sale of property                     476         309
Total stockholders' equity                        255,861     292,528
                                               ----------- -----------
    Total liabilities and stockholders' equity   $355,617    $389,947
                                               =========== ===========


                             Conn's, Inc.
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (in thousands)

                                                       Year Ended
                                                       January 31,
                                                   -------------------
                                                     2006      2007
                                                   --------- ---------

Net cash provided by operating activities           $64,184   $28,664

Cash flows from investing activities
  Purchase of property and equipment                (18,490)  (18,425)
  Proceeds from sale of property                         34     2,278
                                                   --------- ---------
Net cash used in investing activities               (18,456)  (16,147)
Cash flows from financing activities
  Net borrowings (payments) under bank credit
   facilities                                       (10,500)        -
  Purchase of treasury stock                              -    (3,797)
  Proceeds from stock issued under employee
   benefit plans                                      2,813     2,617
  Excess tax benefits from stock-based
   compensation                                         134       210
  Increase in debt issuance costs                      (130)        -
  Borrowings on promissory notes                        136         -
  Payment of promissory notes                           (32)     (153)
                                                   --------- ---------
Net cash used in financing activities                (7,579)   (1,123)
                                                   --------- ---------
Net change in cash                                   38,149    11,394
Cash and cash equivalents
  Beginning of the year                               7,027    45,176
                                                   --------- ---------
  End of period                                     $45,176   $56,570
                                                   ========= =========


                CALCULATION OF GROSS MARGIN PERCENTAGE
                        (dollars in thousands)


                               Three Months Ended      Year Ended
                                   January 31,         January 31,
                               ------------------- -------------------

                                 2006      2007      2006      2007
                               --------- --------- --------- ---------

A Product sales                $171,330  $175,209  $569,877  $623,959
B Service maintenance
   agreement commissions, net     8,345     8,692    30,583    30,567
C Service revenues                5,212     5,304    20,278    22,411
                               --------- --------- --------- ---------
D Total net sales               184,887   189,205   620,738   676,937
E Finance charges and other      21,193    23,367    80,410    83,720
                               --------- --------- --------- ---------
F   Total revenues              206,080   212,572   701,148   760,657
  Cost of goods sold,
G  including warehousing and
   occupancy cost              (133,544) (139,238) (448,064) (495,350)
  Cost of parts sold,
H  including warehousing and
   occupancy cost                (1,515)   (1,997)   (5,310)   (6,785)
                               --------- --------- --------- ---------
I   Gross margin dollars
     (F+G+H)                    $71,021   $71,337  $247,774  $258,522
                               ========= ========= ========= =========

  Gross margin percentage
   (I/F)                           34.5%     33.6%     35.3%     34.0%

J Product margin dollars (A+G)  $37,786   $35,971  $121,813  $128,609
K Product margin percentage
   (J/A)                           22.1%     20.5%     21.4%     20.6%


                         PORTFOLIO STATISTICS
     For the periods ended January 31, 2004, 2005, 2006 and 2007
(dollars in thousands, except average outstanding balance per account)

                                             January 31,
                               ---------------------------------------
                                 2004      2005      2006      2007
                               --------- --------- --------- ---------

Total accounts                  299,717   350,251   415,338   459,065
Total outstanding balance      $349,470  $428,700  $519,721  $569,551
Average outstanding balance
 per account                     $1,166    $1,224    $1,251    $1,241
60 day delinquency              $18,267   $23,143   $35,537   $37,662
Percent delinquency                 5.2%      5.4%      6.8%      6.6%
Charge-off ratio (annual)           2.9%      2.4%      2.5%      3.3%


     CONTACT: Conn's, Inc., Beaumont
              Thomas J. Frank, 409-832-1696 Ext. 3218
              Chairman and CEO